Exhibit 10.8

CONVERTIBLE PROMISSORY NOTE

 Phoenix, Arizona

$1,800,000.00	August 22, 2014

1.	FUNDAMENTAL PROVISIONS.

The following terms will be used as defined terms in this Convertible Promissory Note (as it may be amended, modified, extended and renewed from time to time, the "Note"):

"Business Day" shall mean any day of the year other than Saturdays, Sundays and legal holidays.

"Common Stock" shall mean (a) the Debtor's common stock, $0.001 par value per share, and (b) any capital stock into which such common stock shall have been changed or any share of capital resulting from a reclassification of such common stock.

"Creditor" shall mean DOYLE KNUDSON, an individual and his authorized successors and permitted assigns.

"Debtor" shall mean GAWK INCORPORATED, a Nevada corporation.

"Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

"Interest Rate" shall mean a fixed rate of interest at all times equal to ten percent (10.0%) per annum.

"Default Interest Rate" shall mean six percent (6%) per annum above the Interest Rate.

"Issuance Date" shall mean August__ , 2014.

"Maturity Date" shall mean August_, 2015.

"Principal" shall mean the Settlement Amount, as reduced pursuant to the terms hereof pursuant to pre-payment, conversion or otherwise.

"Settlement" shall mean the settlement between Creditor to Debtor in the Settlement Amount and evidenced by this Note.

"Settlement Amount" shall mean One Million Eight Hundred Thousand and No/100 Dollars ($1,800,000.00).

"Settlement Documents" shall mean the Note, Settlement Agreement and Limited Mutual Release.

2. PROMISE TO PAY. For value received, Debtor promises to pay, in accordance with Paragraph 3(c) below, to the order of Creditor, at 8923 North Martingale Road, Paradise Valley, AZ 85253, or at such other place as the holder hereof may from time to time designate in writing, the Principal, together with accrued interest from the date hereof on the unpaid principal balance at the Interest Rate.

3.	INTEREST; PAYMENTS.

(a)    Absent an Event of Default hereunder or under any of the Settlement Documents, each advance made hereunder shall bear interest at the Interest Rate in effect from time to time. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method. This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Note. By executing below, Debtor hereby acknowledges and agrees to the calculation of the Interest Rate in accordance with a year of 360 days and acknowledges that calculation of interest in accordance with this Paragraph will increase the Settlement's effective interest rate above the stated Interest Rate and Default Interest Rate, as applicable.

(b)    All payments of principal and interest due hereunder shall be made (i) without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by Debtor, and (ii) without any other set off. Debtor will pay the amounts necessary such that the gross amount of the Principal and interest received by the holder hereof is not less than that required by this Note.

(c)    Debtor shall make one (I) payment of all unpaid Principal, accrued unpaid interest, and any other amounts due hereunder due and payable on the Maturity Date. If any payment of Principal and interest to be made by Debtor hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing the interest in such payment.

4.	PREPAYMENT.

(a)    Debtor may prepay the Principal, in whole or in part, at any time without penalty or premium.

(b)    In no event shall Debtor be entitled to reborrow any amounts prepaid.

5.	LAWFUL MONEY.	Principal and interest are payable in lawful money of the United States of America.

6.	APPLICATION OF PAYM ENTS/LATE CHARGE.

(a)    Absent the occurrence of an Event of Default hereunder or under any of the other Settlement Documents, any payments received by the holder hereof pursuant to the terms hereof shall be applied first to the payment of all interest accrued to the date of such payment, next to Principal, and the balance, if any, to the payment of sums, other than Principal and interest, due the holder hereof pursuant to the Settlement Documents. Any payments received by the holder hereof after the occurrence of an Event of Default hereunder or under any of the Settlement Documents, shall be applied to the amounts specified in this Paragraph 6(a) in such order as the holder hereof may, in its sole discretion, elect.

(b)    If any payment of interest and/or Principal is not received by the holder hereof when such payment is due, then in addition to the remedies conferred upon the holder hereof pursuant to Paragraph 11 hereof and the other Settlement Documents, (i) a late charge of five percent (5%) of the amount of the installment due and unpaid or $10.00, whichever is greater, will be added to the delinquent amount to compensate the holder hereof for the expense of handling the delinquency for any payment past due in excess of ten (10) days, regardless of any notice and cure periods, and (ii) the amount due and unpaid (including, without limitation, the late charge) shall bear interest at the Default Interest Rate, computed from the date on which the amount was due and payable until paid.

7.	CONVERSION.	This Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock, on the terms and conditions set forth in this Paragraph 7.

(a)    Conversion Right. Subject to the provisions of Paragraph 7(d), at any time or times on or after the Issuance Date and until the Maturity Date, or thereafter during an Event of Default, the Creditor shall be entitled to convert all or any portion of the outstanding and unpaid Principal, accrued interest and fees due and payable thereon into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Paragraph 7(c), at the Conversion Rate (as defined below). The shares of Common Stock to be issued upon any such conversion are herein referred to as the "Conversion Shares". The Conversion Shares shall bear a restrictive legend; provided, however, that all Conversion Shares shall be subject to the legend removal requirements set forth in the Settlement Agreement. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of Conversion Shares.

(b)    Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Paragraph 7(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "Conversion Rate").

(i)    "Conversion Amount" means the portion of the Principal to be converted, plus all accrued and unpaid interest with respect to such portion of the Principal amount and accrued and unpaid late charges with respect to such portion of such Principal and interest.

(ii)    "Conversion Price" means Ten Cents ($0.10) per share.

(c)    Mechanics of Conversion. Subject to Paragraph 7(d), this Note will be converted by Creditor in part from time to time after the Issuance Date by submitting to Debtor and/or the transfer agent of record a notice of conversion ("Notice of Conversion") (whether by facsimile, as a pdf. file sent by electronic mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time). On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, Creditor shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to Debtor on the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied in accordance with the provisions hereof shall be deemed a Conversion Date (the "Conversion Date"). A form of Notice of Conversion to be employed by Creditor is annexed hereto as Exhibit A. Pursuant to the terms of the Notice of Conversion, Debtor shall issue instructions to the transfer agent within two (2) Business Days from the receipt of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to Creditor by physical delivery or crediting the account of Creditor's designated broker with the Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within two (2) Business Days after receipt by Debtor of the Notice of Conversion ("Delivery Date"). Except as limited by Paragraph 7(d), in the case of the exercise of the conversion rights set forth herein, (i) the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued, upon the date of receipt by Debtor of the Notice of Conversion; and (ii) Creditor shall be treated for all purposes as the record holder of such Common Stock unless Creditor provides Debtor written instructions to the contrary.

(d)    Limitations on Conversion. Notwithstanding anything contained herein to the contrary, the number of Conversion Shares that may be acquired by Creditor upon conversion of this Note (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by Creditor and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with Creditor's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. By written notice to the Company, Creditor may increase, decrease or waive the provisions of this Paragraph 7(d) as to itself but any such waiver will not be effective until the 61st day after delivery thereof.

(e)    Late Payments. Debtor understands that a delay caused by Debtor in the delivery of the shares of Common Stock in the form required pursuant to this Paragraph 7 beyond the Delivery Date could result in economic loss to Creditor. As compensation to Creditor for such loss, Debtor agrees to pay late fees to Creditor for late issuances of such shares in the form required pursuant to this Paragraph 7 upon conversion of the Note in an amount equal to One Thousand Dollars ($1,000) per Business Day after the Delivery Date. Debtor shall pay any fees incurred under this Paragraph in immediately available funds upon demand and such fees also shall be eligible to be converted into Conversion Shares as set forth in this Paragraph 7.

(f)    Authorized and Reserved Shares. Debtor represents, warrants, covenants and agrees that upon issuance, the Conversion Shares will be duly and validly issued, fully paid and non-assessable. At all times during which this Note is outstanding, Debtor shall reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of the Conversion Shares. If, notwithstanding the foregoing, and not in limitation thereof, at any time while this Note is outstanding Debtor does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance of the Conversion Shares, then Debtor shall immediately take all action necessary to increase Debtor's authorized shares of Common Stock to an amount sufficient to allow Debtor to reserve a sufficient number of shares to provide for the issuance of the Conversion Shares. Debtor agrees that it will take all such reasonable actions as may be necessary to assure that the Conversion Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the applicable trading market upon which the Common Stock may be listed. Debtor agrees to reserve [eighteen million (18,000,000)] shares of Common Stock from its authorized and unissued shares within three (3) Business Days from the Issuance Date. Further Debtor agrees to provide Creditor with confirmation evidencing the execution of the share reservation within three (3) Business Days from the Issuance Date.

(g)    Effect of Certain Events.

(i)    Effect of Merger, Consolidation, Etc. At the option of Creditor, the sale, conveyance or disposition of all or substantially all of the assets of Debtor, the effectuation by Debtor of a transaction or series of related transactions in which more than 50% of the voting power of Debtor is disposed of, or the consolidation, merger or other business combination of Debtor with or into any other Person (as defined below) or Persons when Debtor is not the survivor shall either: (i) be deemed to be an Event of Default (as defined in Paragraph 9) pursuant to which Debtor shall be required to pay to Creditor upon the consummation of and as a condition to such transaction an amount equal to the entire balance of Principal hereof, together with all accrued interest thereon (including Default Interest, if any), late payments (as applicable), and all other amounts due under the Settlement Agreement, or (ii) be treated pursuant to Paragraph 7(g)(ii) hereof. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(ii)    Adjustment Due to Merger, Consolidation. Etc. If, at any time when this Note is issued, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of Debtor shall be changed into the same or a different number of shares of another class or classes of stock or securities of Debtor or another entity, or in case of any sale or conveyance of all or substantially all of the assets of Debtor other than in connection with a plan of complete liquidation of Debtor, then Creditor shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which Creditor would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of Creditor to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. Debtor shall not affect any transaction described in this Paragraph 7(g)(ii) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time Creditor shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not Debtor) assumes by written instrument the obligations of this Paragraph 7(g)(ii). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(iii)    Adjustment Due to Distribution. If Debtor shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to Debtor's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then Creditor shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to Creditor with respect to the shares of Common Stock issuable upon such conversion had Creditor been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

(iv)    Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Paragraph 7, Debtor, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to Creditor a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Debtor shall, upon the written request at the time of Creditor, furnish to Creditor a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

8.	COVENANTS.

(a)    Distributions on Capital Stock. So long as Debtor shall have any obligation under this Note, Debtor shall not without Creditor's written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock.

(b)    Restriction on Stock Repurchases. So long as Debtor shall have any obligation under this Note, Debtor shall not without Creditor's written consent redeem, repurchase or otherwise acquire (whether for case or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of Debtor or any warrants, rights or options to purchase or acquire any such shares.

(c)    Advances and Loans. So long as Debtor shall have any obligation under this Note, Debtor shall not, without Creditor's written consent, lend money, give credit or made advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of Debtor, except loans, credits or advances (a) in existence or committed on the date hereof and which Debtor has informed Creditor in writing prior to the date hereof, (b) made in the ordinary course of business or (c) not in excess of $100,000.

(d)    Series C Preferred Stock. So long as Debtor shall have any obligation under this Note, Debtor shall not, without Creditor's written consent (i) alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock of Debtor so as to effect adversely the shares.

9.	EVENT OF DEFAULT. The occurrence of any of the following shall be deemed to be an event of default ("Event of Default") hereunder:

(a)     Payment Default. Default in the payment of principal or interest when due pursuant to the terms hereof.

(b)    Other Defaults. Debtor fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the Settlement Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Creditor and Debtor.

(c)     SEC Filings. Debtor ff the Exchange Act or (ii) satisfy the requirements for "Reporting Issuers" pursuant to Section 144, and/or Debtor ceases to be subject to the reporting requirements of the Exchange Act.

(d)     DTC Eligibility. Debtor shall lose its status as "DTC Eligible" or Debtor's shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System through a "deposit chill" or otherwise.

(e)     Default in Favor of Third Parties. Debtor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Debtor's property or Debtor's ability to repay the Settlement or perform its obligations under this Note or any of the Settlement Documents.

(f)     False Statements. Any warranty, representation or statement made or furnished to Creditor by Debtor or on Debtor's behalf under this Note or the Settlement Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

(g)     Dissolution or Insolvency. The dissolution of Debtor (regardless of whether election to continue is made), the insolvency of Debtor, the appointment of a receiver for any part of Debtor's property, any assignment for the benefit of creditors, any type of creditor the commencement of any proceeding under any bankruptcy or insolvency laws by or against Debtor.

(h)     Certain Events. Subject to Creditor's option, as provided in Paragraph 8(g)(i), the occurrence of any of the events set forth in Paragraph 8(g)(i).

(i)      Adverse Change. A material adverse change occurs in Debtor's financial condition.

(j)      Other Settlement Documents. The occurrence of an event of default under any of the other Settlement Documents.

10.          REMEDIES. Upon the occurrence of an Event of Default, then at the option of the holder hereof, the entire balance of principal together with all accrued interest thereon, and all other amounts payable by Debtor under the Settlement Documents shall, without demand or notice, immediately become due and payable. Upon the occurrence of an Event of Default (and so long as such Event of Default shall continue), the entire balance of Principal hereof, together with all accrued interest thereon, all other amounts due under the Settlement Documents, and any judgment for such Principal, interest, and other amounts shall bear interest at the Default Interest Rate, subject to the limitations contained in Paragraph 18 hereof, until paid in full by Debtor or converted at the option of the holder of the Note. No delay or omission on the part of the holder hereof in exercising any right under this Note or under any of the other Settlement Documents hereof shall operate as a waiver of such right. Creditor maintains all rights of conversion set forth in Paragraph 8 after an Event of Default and during any period in which the Debtor is in default of the terms of this Note.

11.          WAIVER. Debtor, endorsers, guarantors, and sureties of this Note hereby waive diligence, demand for payment, presentment for payment, protest, notice of nonpayment, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, and notice of nonpayment, and all other notices or demands of any kind (except notices specifically provided for in the Settlement Documents) and expressly agree that, without in any way affecting the liability of Debtor, endorsers, guarantors, or sureties, the holder hereof may extend any maturity date or the time for payment of any installment due hereunder, otherwise modify the Settlement Documents, accept additional security, release any person liable, and release any security or guaranty. Debtor, endorsers, guarantors, and sureties waive, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense.

12.          CHANGE, DISCHARGE, TERMINATION, OR WAIVER. No provision of this Note may be changed, discharged, terminated, or waived except in a writing signed by the party against whom enforcement of the change, discharge, termination, or waiver is sought. No failure on the part of the holder hereof to exercise and no delay by the holder hereof in exercising any right or remedy under this Note or under the law shall operate as a waiver thereof.

13.           NON-CIRCUMVENTION.  Debtor hereby covenants and agrees that Debtor will not, by amendment of its Articles of Incorporation, Certificates of Designation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the holder of this Note. Without limiting the generality of the foregoing, Debtor (i) shall not inordase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that Debtor may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Note, and (iii) shall, so long as any of the Notes are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Notes then outstanding (without regard to any limitations on conversion).

14.           REISSUANCE OF THIS NOTE.

(a)     At Conversion. Following conversion of any portion of this Note in accordance with the terms hereof, Creditor shall not be required to physically surrender this Note to Debtor unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to Debtor following conversion thereof or (B) Creditor has provided Debtor with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. Creditor and Debtor shall maintain records showing the Principal, interest and late charges converted and/or paid and/or adjusted (as the case may be) and the dates of such conversions and/or payments and/or adjustments (as the case may be) or shall use such other method, reasonably satisfactory to Creditor and Debtor, so as not to require physical surrender of this Note upon conversion.

(b)     Transfer. This note is not transferable without written consent from the debtor.

(c)     Lost, Stolen or Mutilated Note. Upon receipt by Debtor of evidence reasonably satisfactory to Debtor of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by Creditor to Debtor in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, Debtor shall execute and deliver to Creditor a new Note (in accordance with Paragraph 14(e)) representing the outstanding Principal.

(d)    Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by Creditor at the principal office of Debtor, for a new Note or Notes (in accordance with Paragraph 14(e) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by Creditor at the time of such surrender.

(e)     Issuance of New Notes. Whenever Debtor is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Paragraph 14(b) or Paragraph 14(d), the Principal designated by Creditor which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid interest and late charges on the Principal and interest of this Note, from the Issuance Date.

15. ATTORNEYS' FEES. If this Note is not paid when due or if any Event of Default occurs, Debtor promises to pay all costs of enforcement and collection and preparation therefor, including but not limited to, reasonable attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level)).

16. SEVERABILITY. If any provision of this Note is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

17. INTEREST RATE LIMITATION. Debtor hereby agrees to pay an effective rate of interest that is the sum of the interest rate provided for herein, together with any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the Settlement, including, without limitation, and any fees to be paid by Debtor pursuant to the provisions of the Settlement Documents. Creditor and Debtor agree that none of the terms and provisions contained herein or in any of the Settlement Documents shall be construed to create a contract for the use, forbearance pr detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of Arizona. In such event, if any holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of Arizona, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of the holder, be credited to the payment of other amounts payable under the Settlement Documents or returned to Debtor.

18. NUMBER AND GENDER. In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa.

19. HEADINGS. Headings at the beginning of each numbered section of this Note are intended solely for convenience and are not part of this Note.

20. DISHONORED ITEM FEE. A fee may be assessed if a payment by check or preauthorized charge is later dishonored.

21. INTEGRATION. The Settlement Documents contain the complete understanding and agreement of the holder hereof and Debtor and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations.

22. BINDING EFFECT. The Settlement Documents will be binding upon, and inure to the benefit of, the holder hereof, Debtor, and their respective successors and assigns. Debtor may not delegate its obligations under the Settlement Documents.

23. TIME OF THE ESSENCE. Time is of the essence with regard to each provision of the Settlement Documents as to which time is a factor.

24. SURVIVAL. The representations, warranties, and covenants of the Debtor in the Settlement Documents shall survive the execution and delivery of the Settlement Documents and the making of the Settlement.

25. CHOICE OF LAW. THIS NOTE HAS BEEN DELIVERED IN ARIZONA, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ARIZONA. THE COURTS OF ARIZONA, FEDERAL OR STATE, SHALL HAVE JURISDICTION OF ALL LEGAL ACTIONS ARISING OUT OF THIS NOTE. BY EXECUTING THIS NOTE, THE UNDERSIGNED SUBMITS TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS OF ARIZONA.

26. NOTICES. Any notice, demand, request or other communication that any party hereto may be required or may desire to give hereunder shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three Business Days after mailing; (c) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service; or (d) if by confirmed facsimile or e-mail transmission on the day of transmission so long as copy is sent on the same day by overnight courier as set forth below:

Creditor:	Doyle Knudson
8923 North Martingale Road
Paradise Valley, AZ 85253
Email: dkrk74@gmail.com

With a copy to:	Snell & Wilmer L.L.P.
One Arizona Center
400 East Van Buren
Phoenix, Arizona 85004-2202
Attention: Brian Foster, Esq.
Telephone: (602) 382-6242
Email: bfoster@swlaw.com

Debtor:	Gawk Incorporated
______________________
______________________
_____________________
Attention: Scott Kettle
Email: sk@gawkinc.com

With a copy to:	__________________________
___________________________
__________________________
__________________________
Attention : Jim Langanke, ESq.
Telephone : _________________
Email :______________________

[Signature Page Follows]

IN WITNESS WHEREOF, Debtor has executed this Note as of the date first written above.

GAWK INCORPORATED, a Nevada corporation

By: /s/Scott Kettle

Name: Scott Kettle

Title: CEO

“DEBTOR”

12

EXHIBIT A

GAWK INCORPORATED
CONVERSION NOTICE

Reference is made to the Convertible Promissory Note (the "Note") issued to the undersigned by Gawk Incorporated (the "Company"). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, $0.001 par value per share (the "Common Stock"), of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:

Aggregate Principal to be converted:

Aggregate accrued and unpaid interest and accrued and unpaid late charges with respect to such portion of the Aggregate Principal and such aggregate interest to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information: Conversion price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Holder:
By:
Title:

Account Number: (if electronic book entry transfer)

Transaction Code Number: (if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs _________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ________ , 20_ from the Company and acknowledged and agreed to by________.

GAWK INCORPORATED

By:
Name:
Title:

13

EXHIBIT B

14

EXHIBIT B

AMENDMENT TO SERIES C PREFERRED STOCK PURCHASE AGREEMENT

The Series C Preferred Stock Purchase Agreement (the "Agreement") made as of the 10th day of April, 2014 by and between GAWK INCORPORATED, a Nevada corporation (the " Company "), and Doyle Knudson, an individual residing at 8923 N. Martingale Road, Paradise Valley, AZ 85253 (the " Purchaser ") is hereby amended pursuant to Section 7.9 of the Agreement as to Section 1.1 as follows:.

1.          Purchase, Sale and Conversion of Preferred Stock.

1.1        Sale and Issuance and Conversion of Series C Preferred Stock. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to the Purchaser at the Closing seven (7) shares of Series C Preferred Stock at a purchase price of $471,428.57 per share with an aggregate purchase price of $3,300,000. The shares of Series C Preferred Stock issued to the Purchaser pursuant to this Agreement shall be hereinafter referred to as the " Stock, " which shall be convertible, at the option of the holder thereof after the execution of a certain Settlement Agreement between the parties, into such number of fully paid and non-assessable shares of the Common Stock. For each share of Series C Stock, the holder will receive upon Conversion, $1,000,000 worth of Common Shares (the "Conversion Ratio") of the Corporation.

The parties have executed this amendment to the Series C Preferred Stock Purchase Agreement on this_______ day of August, 2014.

Company		Purchaser

Gawk Incorporated		Doyle Knudson

By	/s/ Scott Kettle	/s/ Donyle Knudson
	Scott Kettle, President and on behalf of the Board of Directors	Donyle Knudson

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EXHIBIT C

CERTIFICATE OF DESIGNATION OF RIGHTS, PRIVILEGES, PREFERENCES AND
RESTRICTIONS OF SERIES C CONVERTIBLE PREFERRED STOCK

 OF GAWK, INCORPORATED

AS AMENDED

The undersigned, President and Secretary of Gawk, Incorporated, a Nevada corporation (the "Corporation"), hereby certifies the following:

The Certificate of Designation of Rights, Privileges, Preferences and Restrictions of Series C Convertible Preferred Stock is hereby amended as follows:

3.1             Conversion. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof after a period of time as set by the Board of Directors following the issuance of such shares of Series C Stock, into such number of fully paid and non-assessable shares of the Common Stock. For each share of Series C Stock, the holder will receive upon Conversion, $1,000,000 worth of Common Shares (the °Conversion Ratio") of the Corporation.

The remainder of The Certificate of Designation of Rights, Privileges, Preferences and Restrictions of Series C Convertible Preferred Stock shall be the same as set forth in full.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Rights, Privileges, Preferences and Restrictions of Series C Convertible Preferred Stock of Gawk, Incorporated to be signed by the Corporation's President and Secretary effective this 2CP day of August 2014.

Gawk, Incorporated

By	/s/ Scott Kettle
Scott Kettle, President

By	/s/ Michael Selsman
Michael Selsman, Secretary

August 22, 2014

The Company has asked us to advise you of our opinion as to whether the Shares may be reissued to, or sold and transferred by, the stockholder(s) listed on Exhibit A, in each case, free of any restrictive legend imposed under the Securities Act.

In rendering this letter to you, we have reviewed and examined such documents, records, laws, rules and regulations, and upon such information available to us from the Company, as we have deemed appropriate.

Based upon the foregoing, this letter shall serve as our standing opinion to you that, until the Company or we advise you in writing to the contrary, the Shares are freely transferable by the stockholder(s) listed on Exhibit A hereto pursuant to Rule 144 under the Securities Act of 1933, as amended. Accordingly, you need not require further letters from the Company or counsel for the Company in connection with any future request by a sellipg stockholder to reissue the Shares in such selling stockholder's name, or in "street" name, or in the name of any transferee of the Shares, in each case, without any restrictive legend under the Securities Act.

Sincerely,